Alaunos Therapeutics, Inc. Announces Pricing of Registered Direct Offering priced at-the-market under Nasdaq rules

FORT LAUDERDALE, Fla., Sept. 18, 2026 (GLOBE NEWSWIRE) -- Alaunos Therapeutics, Inc. (Nasdaq: TCRT) today announced that it has entered into definitive agreements with institutional investors in a registered direct offering for the sale of 380,469 shares of its common stock and pre-funded warrants to purchase up to 386,654 shares of common stock at a price of $1.46 per share, for aggregate gross proceeds of approximately $1,120,000, before deducting placement agent fees and offering expenses. The offering was priced at-the-market under Nasdaq rules. The offering is expected to close on or about September 21, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering primarily for general working capital and corporate purposes.

Dawson James Securities, Inc. is acting as sole placement agent for the offering.

The securities will be offered and sold pursuant to an effective shelf registration statement on Form S-3 (File No. 333-289748), including a base prospectus, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 11, 2025 and became effective on December 1, 2025. The offering will be made only by means of a written prospectus. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC on its website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of Dawson James Securities, Inc. 2700 N Military Trail, Suite 100, Boca Raton, FL, 33431 or by email at investmentbanking@dawsonjames.com.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alaunos Therapeutics

Alaunos Therapeutics is a biotechnology company focused on developing novel therapeutics. The Company’s obesity and metabolic disorders program is advancing ALN1003, an oral small-molecule candidate being evaluated as a potential differentiated, non-hormonal, non-incretin approach for obesity- and metabolic-disease-relevant biology.

Forward-Looking Statements

This press release may include "forward-looking statements" pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should", "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Alaunos Therapeutics, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor / Media Contact

ir@alaunos.com